Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 30, 2009, by and among Aeolus Pharmaceuticals, Inc., a Delaware corporation, with headquarters located at 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California 92691 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.           In connection with the Securities Purchase Agreement by and among the parties hereto dated as of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Buyer (i) shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) warrants (the “Warrants”) exercisable to purchase shares of Common Stock (the “Warrant Shares”).

B.           In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) “Closing Date” shall have the meaning thereof set forth in the Securities Purchase Agreement.

(c) “Cutback Shares” means any Uncovered Registrable Securities requested for inclusion in a Demand Registration or an Additional Registration, but excluded from such Demand Registration or Additional Registration, as applicable, as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415. For all purposes of this Agreement, the number of Cutback Shares shall be allocated pro rata among the Investors with each Investor entitled to elect the portion of its Shares and/or Warrant Shares that are to be considered Cutback Shares.

(d) “Effective Date” means the effective date of a Demand Registration Statement or an Additional Registration Statement, as applicable.

(e) “Eligible Market” means the Over The Counter Bulletin Board, NYSE Alternext US LLC, the New York Stock Exchange, Inc., The NASDAQ Global Select Market, the NASDAQ Global Market or The NASDAQ Capital Market.

(f) “Investor” means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to be bound by all provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to be bound by all provisions of this Agreement in accordance with Section 9.

(g) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(h) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(i) “Registrable Securities” means (i) the Shares, (ii) the Warrant Shares, and (iii) any capital stock of the Company issued or issuable, with respect to the Shares, the Warrant Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercise of the Warrants; provided, however, that as to any Registrable Securities, such securities will irrevocably cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which the securities are disposed of pursuant to an effective registration statement under the 1933 Act; (ii) the date on which the securities are distributed to the public pursuant to Rule 144; (iii) the date on which the securities may be freely sold publicly without registration under the 1933 Act, including without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto); and (iv) the date on which the securities cease to be outstanding.

(j) “Registration Statement” means a Demand Registration Statement, Additional Registration Statement or Piggyback Registration Statement, as applicable.

(k) “Required Holders” means, as of any particular time, the holders of Registrable Securities representing at least a majority of the Registrable Securities as of such time.

(l)  “Rule 144” means Rule 144 promulgated under the 1933 Act, or any successor rule that may at any time permit the Investors to freely sell securities of the Company to the public without registration, in each case as may be amended from time to time.

(m) “Rule 415” means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis, in each case as may be amended from time to time.

(n) “Rule 424” means Rule 424 promulgated under the 1933 Act or any successor rule, in each case as may be amended from time to time.

(o) “SEC” means the United States Securities and Exchange Commission.

(p) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Eligible Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(q) “Uncovered Registrable Securities” means, as of any particular time, those Registrable Securities, if any, that are not covered by an effective and available resale registration statement.

2. Registration.

(a) Demand Registration.

(i) Request for Registration. Subject to the provisions of Section 2(a)(ii), (A) one or more holders of the Registrable Securities representing at least a majority of the outstanding Uncovered Registrable Securities may demand that the Company register all or part of its Uncovered Registrable Securities for resale under the 1933 Act (a “Demand Registration”). Within five (5) Business Days after receipt of a demand meeting the requirements of the foregoing sentence, the Company will notify in writing all other holders of Uncovered Registrable Securities, if any, of the demand. Any holder of Uncovered Registrable Securities who wants to include some or all of its Uncovered Registrable Securities in the Demand Registration must notify the Company within five (5) Business Days of receiving the notice of the Demand Registration (the “Participation Deadline”). All demands or requests made pursuant to this Section 2(a)(i) must specify the number of Uncovered Registrable Securities to be registered in connection with such Demand Registration (collectively, the “Requested Eligible Securities”). In the event of a Demand Registration, the Company shall prepare and file with the SEC as soon as commercially reasonable after the Participation Deadline, but in any event within sixty (60) calendar days following the Participation Deadline (the “Filing Deadline”) a Registration Statement on Form S-3 covering at least that number of securities equal to the Requested Eligible Securities minus the number of Cutback Shares, if any; provided that in the event that Form S-3 is unavailable for such a registration for any reason, the Company shall use (a) Form S-1 or (b) such other form as is available for such a registration on another appropriate form reasonably acceptable to the holders of a majority of the Requested Eligible Securities, subject to the provisions of Section 2(f) (the “Demand Registration Statement”). Such Demand Registration Statement shall contain (except if otherwise directed in writing by the holders of a majority of the Requested Eligible Securities or the SEC) the “Plan of Distribution” section in substantially the form attached hereto as Exhibit B. The Company shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the SEC as soon as practicable after the filing thereof. By 9:30 a.m. New York time on the second Business Day following the date such Demand Registration Statement has been declared effective by the SEC, the Company shall file with the SEC in accordance with Rule 424 the final prospectus to be used in connection with sales pursuant to such Demand Registration Statement. The Company will use its commercially reasonable efforts to cause such Demand Registration Statement to remain effective until such time as all of the securities included therein no longer constitute Registrable Securities.

(ii) Number of Demands.  The holders of Registrable Securities shall have the right to two (2) Demand Registrations; provided, however, that the Company shall not be obligated to effect more than one (1) Demand Registration within any period of 12 consecutive months; and provided further that the Company shall not be deemed to have satisfied its obligation to effect a Demand Registration if the Registrable Securities included in a Demand Registration Statement as of its initial effective date is less than 66 2/3% of the Requested Eligible Securities.

(b) Additional Registrations. In the event that six (6) months after the second (2nd) Demand Registration Statement has been filed by the Company and declared effective by the SEC (the “Outside Date”) there are any Uncovered Registrable Securities outstanding (collectively, the “Additional Registrable Securities”), the Company shall prepare, and, as soon as practicable but in no event later than forty-five (45) days after such Outside Date, file with the SEC an additional registration statement on Form S-3 covering the resale of all of the Additional Registrable Securities (each, an “Additional Registration”). To the extent the staff of the SEC does not permit all the Additional Registrable Securities to be registered for resale on such registration statement, the Company shall take commercially reasonable steps to file one or more additional registration statements successively trying to register on each such additional registration statement until all such Additional Registrable Securities have been registered for resale with the SEC (each registration statement filed pursuant to this Section 2(b), an “Additional Registration Statement”). In the event that Form S-3 is unavailable for any such registration for any reason, the Company shall use Form S-1 or such other form as is available for such a registration on another appropriate form reasonably acceptable to the holders of a majority of the Additional Registrable Securities being included on such Additional Registration Statement, subject to the provisions of Section 2(f). Each Additional Registration Statement shall contain (except if otherwise directed in writing by the holders of a majority of the Additional Registrable Securities being included on such Additional Registration Statement or the SEC) the “Plan of Distribution” section in substantially the form attached hereto as Exhibit B. The Company shall use its commercially reasonable efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable. By 9:30 a.m. New York time on the second Business Day following the effective date of an Additional Registration Statement, the Company shall file with the SEC in accordance with Rule 424 the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement.

(c) Allocation of Registrable Securities.  The initial number of Uncovered Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Uncovered Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities included in the Registration Statement or increase or decrease thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities in a transfer involving the transfer of all or a part of the Investor’s rights hereunder, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than previously Uncovered Registrable Securities on any Registration Statement without the prior written consent of the holders of a majority of the Uncovered Registrable Securities being included in such Registration Statement.

(d) Piggyback Registration.  At any time after the lapse of a ninety (90)-day period following the Closing Date, if the Company proposes to register any of its securities (other than pursuant to a registration statement on Form S-4 or Form S-8, or any equivalent or successor form to either Form, each as promulgated under the 1933 Act), for its own account or for the account of any other person, and as of such time, any Uncovered Registrable Securities are outstanding, the Company shall give notice to the holders of such Uncovered Registrable Securities (the “Piggyback Holders”) of such intention. Upon the written request of the Piggyback Holders received by the Company by no later than ten (10) days after receipt of any such notice, the Company shall include in such registration statement (the “Piggyback Registration Statement”) all of the Uncovered Registrable Securities indicated in such request so as to permit the disposition of the shares so registered in the manner requested by the Piggyback Holders holding a majority of the Uncovered Registrable Securities requested for inclusion in such registration statement. Notwithstanding any other provision of this Section 2(d), if the registration relates to an underwritten offering of securities and the managing underwriter or underwriters of the proposed underwritten offering advises the Company that the total amount or kind of Uncovered Registrable Securities or other securities, as applicable, that the Piggyback Holders or any other Persons (other than the Company), as applicable, seek to include in such offering may materially and adversely affect the success of such offering, then, in addition to the number of such securities being included in the offering for the account of the Company, the Company shall be required to include in the offering only that number and type of such Uncovered Registrable Securities that the Company’s Board of Directors determines, upon advice from the underwriters, will not jeopardize the success of the offering (collectively, the “Additional Securities”).  Any such Additional Securities will be apportioned to (i) the Piggyback Holders and (ii) the holders of any other securities of the Company having piggyback registration rights granted by the Company pursuant to a registration rights agreement (or similar agreement) which has been executed prior to the date of this Agreement and which is publically available through the SEC’s Electronic Data Gathering and Retrieval System or any successor database (“EDGAR”), on a pro rata basis with respect to the number of Uncovered Registrable

Securities or other securities, as applicable, each such holder seeks to include in such registration compared to the number of Uncovered Registrable Securities or other securities, as applicable, all of such holders seek to include in such registration.

(e) Legal Counsel.  Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 in which Registrable Securities are included (“Legal Counsel”), which shall be Lowenstein Sandler PC or such other counsel as thereafter designated in writing to the Company by the Required Holders.

(f) Ineligibility for Form S-3.  Notwithstanding anything in this Agreement to the contrary, in the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on (a) Form S-1 or (b) another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC or, if earlier, until the end of the Registration Period.

3. Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a)(i), 2(b) or 2(d), the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until such initial date that the securities included in such Registration Statement no longer constitute Registrable Securities (the “Applicable Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The term “commercially reasonable efforts” shall mean, among other things, that the Company shall submit to the SEC, within five (5) Business Days after the later of the date that (i) the Company is informed by the SEC that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 3(c) (which approval is immediately sought), a request for acceleration of effectiveness of such Registration Statement to a date not later than two (2) Business Days after the submission of such request if submitted during the hours of normal operation of the SEC; and, otherwise, to a date not later than three (3) Business Days after the submission of such request.

(b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424, as may be necessary to keep such Registration Statement effective at all times during the Applicable Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC within two (2) Business Days following the day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects in writing delivered to the Company within three (3) Business Days after the receipt of such proposed Registration Statement, amendment or supplement, as applicable, by the Legal Counsel. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld, delayed or conditioned. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits, unless such document is publicly available through EDGAR, and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall consider reasonable recommendations and comments provided by Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

(d) The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor, unless such document is publicly available through EDGAR.

(e) The Company shall use its commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(q), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request) unless such supplement or amendment is publicly available through EDGAR. The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail) unless such prospectus, prospectus supplement or post-effective amendment is publicly available through EDGAR, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. By 9:30 a.m. New York City time on the date following the date any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(g) The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter of Registrable Securities, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i) If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter of Registrable Securities, the Company shall make available for inspection by (i) such Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) such information is contained in a Selling Stockholder Questionnaire in the form attached hereto as Exhibit C delivered by such Investor to the Company and, in the reasonable opinion of the Company’s counsel, is required to be disclosed in a Registration Statement, prospectus or prospectus supplement, (ii) disclosure of such information is necessary, in the reasonable opinion of the Company’s counsel, to comply with federal or state securities laws, (iii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, prospectus or any amendment or supplement thereto, (iv) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (v) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement between the Company and such Investor. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) In connection with any sales or transfer of Registrable Securities pursuant to a Registration Statement, the Company shall reasonably cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(l) If reasonably requested by an Investor, the Company shall as soon as reasonably practicable: (i) incorporate in a prospectus supplement or post-effective amendment to a Registration Statement such information as an Investor reasonably requests in writing to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

(m) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities in accordance with the terms of the Plan of Distribution included in the applicable Registration Statement, other than approvals that are required solely because of actions of Investors after the date hereof.

(n) The Company shall make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(n), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).  For purposes of this Section 3(n), an earnings statement shall be deemed to have been made generally available to the Company’s security holders if it shall have been filed publicly with the SEC or otherwise made available on or through the Company’s website.

(o) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder, including, without limitation, Rule 172 promulgated under the 1933 Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424, promptly inform the Investors in writing if, at any time during the Registration Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(p) Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(q) Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith judgment of the Board of Directors of the Company, in the best interest of the Company and otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period, such Grace Periods shall not exceed an aggregate of thirty (30) days and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall be deemed to begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period.  Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.  Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

(r) Neither the Company nor any Subsidiary or affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the SEC or any Principal Market or Eligible Market and any Buyer being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit B in any Registration Statement.

4. Obligations of the Investors.

(a) Within ten (10) days of receiving a written request from the Company, each Investor shall provide the Company with a fully completed and executed Selling Stockholder Questionnaire in the form attached hereto as Exhibit C.  It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company all such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.  Each Investor shall promptly notify the Company prior to the initial effective date of a Registration Statement of any material change with respect to such information previously provided to the Company by such Investor for inclusion in such Registration Statement.

(b) Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement. Notwithstanding anything to the contrary set forth herein, in the event an Investor notifies the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from a Registration Statement, effective as of the receipt of such notice by the Company, such Investor’s Shares, Warrant Shares, and any capital stock of the Company issued or issuable, with respect to the Shares, the Warrant Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercise of the Warrants, shall thereafter not constitute Registrable Securities for any purposes hereunder.

(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of copies of the supplemented or amended prospectus as contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required.  Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5. Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions and similar fees, incurred in connection with registrations, filings or qualifications required to be made by the Company pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the reasonable fees and disbursements of one Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $15,000 for each such Registration Statement, including filing and qualification fees.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made by or on behalf of the Company in connection with the qualification of the offering subject to a Registration Statement under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder, in each case relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any breach by the Company of a representation, warranty or covenant contained in this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not apply to (a) any Claim by an Indemnified Person arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, any related prospectus or any prospectus supplement; (b) any failure by an Investor to comply with the prospectus delivery requirements of the 1933 Act after the Company promptly notifies the Investor in writing that the Company no longer meets the requirements of Rule 172 and that the Investor is therefore required to deliver a prospectus in connection with any disposition of the Registrable Securities and such prospectus was timely made available by the Company to such Investor pursuant to Section 3(d); (c) the use by such Investor of an outdated or defective prospectus after the Company has notified such Investor in writing that the prospectus is outdated or defective and has provided to the Investor an amended or supplemented prospectus the delivery of which would have avoided such Claim; or (d) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any reasonable legal or expenses incurred by an Indemnified Party, promptly as such legal and other expenses are incurred, in connection with investigating or defending any such Claims; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of such Claim, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement(s) to which the Claim relates and subject to the reasonable approval of the indemnifying party, which approval shall not be unreasonably withheld, delayed or conditioned.  The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a full release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the rights of the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8. Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144, during the Registration Period the Company agrees to use commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if:  (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement and applicable federal and state securities laws.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor (including any Person who becomes an Investor pursuant to the terms of this Agreement after the effectiveness of such amendment or waiver) and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities as of the time thereof. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement on a pro rata basis based on the number of the Registrable Securities then-held by such Persons.

11. Miscellaneous.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities in accordance with the Company’s books and records.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Aeolus Pharmaceuticals, Inc.
26361 Crown Valley Parkway, Suite 150
Mission Viejo, California 92691
Telephone:                                (949) 481-9825
Facsimile:                                (949) 481-9829
Attention:                                John L. McManus, President

with a copy (for information purposes only) to:

Paul, Hastings, Janofsky & Walker LLP
4747 Executive Drive, 12th Floor
San Diego, CA 92121
Telephone:                                (858) XXX-XXXX
Facsimile:                                (858) XXX-XXXX
Attention:                                XXXXXX

If to the Transfer Agent:

American Stock Transfer and Trust Company
6201 15th Avenue
Brooklyn, New York 11219
Telephone:                                (718) XXX-XXXX
Facsimile:                                (718) XXX-XXXX
Attention:                                XXXXXX

If to Legal Counsel:

Lowenstein Sandler PC
1251 Avenue of the Americas, 18th Floor
New York, New York 10020
Telephone:                                (212) XXX-XXXX
Facsimile:                                (973) XXX-XXXX
Attention:                                XXXXXX

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives, if any, as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f) This Agreement, the other Transaction Documents and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

(g) Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or other electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the Warrants held by Investors then outstanding have been exercised for Registrable Securities without regard to any limitations on exercise of the Warrants.

(l) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(m) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n) The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

(o) Unless otherwise provided, references to “Sections” herein shall refer to sections of this Agreement.

* * * * * *

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:
AEOLUS PHARMACEUTICALS, INC By: /s/ Michael P. McManus Name: Michael P. McManus Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

XMARK OPPORTUNITY FUND, L.P.
BY:	XMARK OPPORTUNITY GP, LLC, ITS GENERAL PARTNER
By:	XMARK OPPORTUNITY PARTNERS, LLC, its Sole Member
By:	XMARK CAPITAL PARTNERS, LLC, its Managing Member

By:	/s/ Mitchell D. Kaye
Name:	Mitchell D. Kaye
Title:	Co-Managing Member

XMARK OPPORTUNITY FUND, LTD.
BY:	XMARK OPPORTUNITY MANAGER, LLC, ITS INVESTMENT MANAGER
BY:	XMARK OPPORTUNITY PARTNERS, LLC, ITS SOLE MEMBER
By:	XMARK CAPITAL PARTNERS, LLC, its Managing Member

By:	/s/ Mitchell D. Kaye
Name:	Mitchell D. Kaye
Title:	Co-Managing Member

[Signature Page to Registration Rights Agreement]

SCHEDULE OF BUYERS

Buyer	Buyer Address and Facsimile Number	Buyer Representative’s Address and Facsimile Number (if different than in column (2))
Xmark Opportunity Fund, L.P.	c/o Xmark Opportunity Partners, LLC 90 Grove Street Suite 201 Ridgefield, CT 06877 Telephone: (203) 244-9503 Facsimile: (203) 438-9949 Attention: Mitchell D. Kaye
Xmark Opportunity Fund, Ltd.	c/o Xmark Opportunity Partners, LLC 90 Grove Street Suite 201 Ridgefield, CT 06877 Telephone: (203) 244-9503 Facsimile: (203) 438-9949 Attention: Mitchell D. Kaye

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

American Stock Transfer and Trust Company
6201 15th Avenue
Brooklyn, New York 11219
Attention: Wilbert Myles

Re:           Aeolus Pharmaceuticals, Inc.

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of March 30, 2009 (the “Securities Purchase Agreement”), entered into by and among Aeolus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the Shares and the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ___, _____, the Company filed a Registration Statement on Form S-1 (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, I advise you that a member of the SEC’s staff has advised a member of management of the Company by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated March 30, 2009, provided that at the time of such

A-1

reissuance, the Company has not otherwise notified you that the Registration Statement is unavailable for the resale of the Registrable Securities.

Very truly yours,

Aeolus Pharmaceuticals, Inc.

By:_____________________

CC:           [LIST NAMES OF HOLDERS]

A- 2

EXHIBIT B

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issued or issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus, subject to any requirement of the Securities and Exchange Commission that we amend or supplement this prospectus to include the name of such transferee, donee, pledge or other successor-in-interest in this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[   ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT C

AEOLUS PHARMACEUTICALS, INC.

SELLING SHAREHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of common stock, par value $[INSERT AMOUNT] per share (“Common Stock”), of Aeolus Pharmaceuticals, Inc., a Delaware corporation (the “Company”) issued or issuable pursuant to that certain Securities Purchase Agreement by and among the Company and the Buyers named therein, dated as of March [___], 2009 (as may be amended or restated, the “Purchase Agreement”) and/or Warrants to purchase Common Stock issued in connection therewith, understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Rights Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in that certain Registration Rights Agreement by and among the Company and the parties named therein, dated as of March [___], 2009 (as may be amended or restated, the “Rights Agreement”).

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities and be bound by the provisions of the Agreement (including certain indemnification provisions, described in the Plan of Distribution attached to the Rights Agreement). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus. Holders of Registrable Securities who do not complete, execute and return this Notice and Questionnaire at least five (5) Business Days prior to the first anticipated filing date of a Resale Registration Statement (1) will not be named as selling stockholders in the Resale Registration Statement or the Prospectus and (2) may not use the Prospectus for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is materially accurate and complete:

QUESTIONNAIRE

1.           Name.

(a)           Full Legal Name of Selling Stockholder:

(b)           Full Legal Name of Registered Holder (if not the same as (a) above)through which Registrable Securities listed in Item 3 below are held:

(c)           Full Legal Name of Natural Control Person (which means a natural personwho directly or indirectly alone or with others has power to vote ordispose of the securities covered by the questionnaire):

2.           Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:
E-mail address of Contact Person:

3.           Beneficial Ownership of Registrable Securities Issuable Pursuant to the PurchaseAgreement:

(a)           Type and Number of Registrable Securities beneficially owned and issuedpursuant to the Agreement:

(b)           Number of shares of Common Stock to be registered pursuant to thisNotice for resale:

4.           Broker-Dealer Status:

(a)           Are you a broker-dealer?

Yes                        No  

(b)           If “yes” to Section 4(a), did you receive your Registrable Securities ascompensation for investment banking services to the Company?

Yes                        No  

Note:                      If no, the SEC’s staff has indicated that you should be identified asan underwriter in the Registration Statement.

(c)           Are you an affiliate of a broker-dealer?

Yes                        No  

Note:                      If yes, provide a narrative explanation below:

(c)           If you are an affiliate of a broker-dealer, do you certify that you bought theRegistrable Securities in the ordinary course of business, and at the time of thepurchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes                        No  

Note:                      If no, the SEC’s staff has indicated that you should be identified asan underwriter in the Resale Registration Statement.

5.           Beneficial Ownership of Other Securities of the Company Owned by the SellingShareholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)           Type and Amount of other securities beneficially owned:

6.           Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.           Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Exhibit A to the Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder and pursuant to the Rights Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the material accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Resale Registration Statement and the related Prospectus. The undersigned agrees that, for all purposes of the Rights Agreement, the information contained herein constitutes information furnished in writing to the Company by or on behalf of the undersigned expressly for use in connection with the preparation of the Resale Registration Statement, the related prospectus, and any amendment thereof or supplement thereto.

By returning this Notice and Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:
By:
Name:
Title:

C- 4

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

_______________________________
_______________________________
_______________________________
_______________________________
Facsimile: ______________________

C-5